Exhibit 1.1

___________ Shares

Common Stock

($3.33 1/3 Par Value)

UNDERWRITING AGREEMENT

_________________, 2006[1]

A.G. EDWARDS & SONS, INC.

KEYBANC CAPITAL MARKETS,

a division of McDonald Investments, Inc.

As Representatives of the Several Underwriters

c/o A.G. Edwards & Sons, Inc.

One North Jefferson Avenue

St. Louis, Missouri 63103

The undersigned, United Fire & Casualty Company, an Iowa corporation (the “Company”), hereby addresses you as the representatives (the “Representatives”) of each of the persons, firms and corporations listed on Schedule I hereto (collectively, the “Underwriters”) with respect to the issue and sale by the Company and the purchase by the Underwriters, severally and not jointly, of shares of Common Stock of the Company, par value $3.33 1/3 per share (the “Common Stock”) as set forth in and pursuant to the terms hereof, and hereby confirms its agreement with the several Underwriters as follows:

1.             Description of Shares. The Company proposes to issue and sell to the Underwriters ____________ shares of its Common Stock (such ___________ shares of Common Stock are herein collectively referred to as the “Firm Shares”). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional ________ shares of Common Stock (the “Option Shares”), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the “Shares” and are more fully described in the Prospectus hereinafter defined.

2.             Purchase, Sale and Delivery of Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Company, at a purchase price of $___ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

The Company will deliver, or cause to be delivered on its behalf, definitive certificates for the Firm Shares to A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103 (“Edwards’ Office”), or such other place as you and the Company may mutually agree upon, or at the direction of the Representatives, to A.G. Edwards & Sons, Inc. through the facilities of the Depository Trust Company, for the account of A.G. Edwards & Sons, Inc., in each case against payment to the Company of the purchase price for the Firm Shares sold by the Company to the several Underwriters by wire transfer of immediately available funds payable to the order of the Company, as their respective

_________________________

[1]	To be the date of the pricing of the Shares.

interests may appear, at 10:00 a.m., New York time, on ____________, 2006, or at such other time and date not later than five full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the “Closing Date.”

If requested by the Representatives, the certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards’ Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Closing Date.

It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

The Company acknowledges and agrees that the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters has advised, or is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any of the Underwriters. The Company acknowledges and agrees that the Underwriters are acting as independent contractors, and any duties of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

3.             Purchase, Sale and Delivery of the Option Shares. The Company hereby grants options to the Underwriters to purchase from the Company on a pro rata basis up to _________ Option Shares, respectively, on the same terms and conditions as the Firm Shares, except that the price per share will be less an amount per share equal to any dividends or distributions declared by the Company and payable on the

_________________________

[1]	The Closing Date will be three business days (t+3) (or, if the Shares are priced after 4:30 P.M. Eastern time, four business days (t+4)) after the date of this Agreement.

Firm Shares but not payable on the Option Shares; provided, however, that such options may be exercised only for the purpose of covering any over-allotments which may be made by the Underwriters in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The options are exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of 30 days from the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when The Nasdaq National Market is open for trading), for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 12 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the options, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the options at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

You, as Representatives, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

The Company will deliver, or cause to be delivered on its behalf, definitive certificates for the Option Shares to A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103 (“Edwards’ Office”), or such other place as you and the Company may mutually agree upon, or at the direction of the Representatives, to A.G. Edwards & Sons, Inc. through the facilities of the Depository Trust Company, for the account of A.G. Edwards & Sons, Inc., in each case against payment to the Company of the purchase price for the Option Shares sold by the Company to the several Underwriters by wire transfer of immediately available funds payable to the order of the Company, as their respective interests may appear, at 10:00 a.m., New York time, on the date designated in the notice given by you as above provided for (which may be the same day as the Closing Date), or at such other time and date as you and the Company may agree, which time and date of payment and delivery are called the “Option Closing Date.” If requested by the Representatives, the certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards’ Office at least one full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Option Closing Date. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

4.             Representations, Warranties and Agreements of the Company. (a) The Company represents and warrants to and agrees with each Underwriter as of the date hereof and as of the Closing Date and each Option Closing Date, if any, and any other date specified below, that:

(i) An automatic shelf registration statement on Form S-3 (Registration No. 333-133169), including the related preliminary prospectus or prospectuses, and such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) and has been filed with the SEC under the 1933 Act. Such registration statement covers the registration of the Shares under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A or Rule 430B of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to you. The term “Registration Statement” as used herein means the registration statement, at any given time, including the amendments (including any post-effective amendments) thereto to such time, the financial statements and all exhibits and schedules thereto at such time and all documents incorporated by reference therein, which have been filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) pursuant to Item 12 of Form S-3 under the 1933 Act at such time and, if applicable, the documents and information deemed to be included by Rule 430A or Rule 430B of the 1933 Act Rules and Regulations at such time. The term “Prospectus” as used herein means, as of any given time, the prospectus relating to the Shares included in the Registration Statement immediately prior to that time, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A or 430B of the 1933 Act Rules and Regulations, including the base prospectus and any prospectus supplement, included at any time in the Registration Statement. The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the 1933 Act (“Rule 405”). The term “Issuer Free Writing Prospectus” as used herein means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the SEC by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The term “Disclosure Package” as used herein shall mean the Preliminary Prospectus as most recently amended or supplemented immediately prior to the Initial Time of Sale (as defined below), together with the Free Writing Prospectuses identified in Schedule II hereto, if any, and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. The Preliminary Prospectus, any Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the 1933 Act Rules and Regulations and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares have been and will be identical to the respective versions thereof transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System, or EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package shall mean amendments or supplements to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

(ii) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus filed pursuant to Rule 424 of the 1933 Act Rules and Regulations) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Rules and Regulations, was a “well-known seasoned issuer”, as defined in Rule 405, including not having been at any such time an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and, so long as the Closing Date occurs prior to the close of business on April 9, 2009, was filed not earlier than the date that is three years prior to the Closing Date. The Shares, since their registration on the Registration

Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the SEC any notice pursuant to Rule 401(g)(2) of the 1933 Act Rules and Regulations objecting to the use of the automatic shelf registration statement form. If at any time when Shares remain unsold by the Underwriters the Company receives from the SEC a notice pursuant to Rule 401(g)(2) of the 1933 Act Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (1) promptly notify the Representatives, (2) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (3) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (4) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the registration statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

At the earliest time after the filing of the Registration Statement at which the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Rules and Regulations) and as of the date hereof, the Company was not and is not an “ineligible issuer” as such term is defined in Rule 405 of the 1933 Act Rules and Regulations, without taking account of any determination by the SEC that it is not necessary that the Company be considered an “ineligible issuer.”

(iii) The Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Rules and Regulations (“Rule 462(e)”) on April 10, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, an any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose, and any request on the part of the SEC or any state or other jurisdiction or other regulatory body for additional information has been complied with.

(iv) Each Preliminary Prospectus and Prospectus at its respective date of issue and as of 7:00 p.m., New York time, on the date hereof (the “Initial Time of Sale”) and the Prospectus and any supplements thereto when they are filed with the SEC, complied or will comply, as the case may be, in all material respects, with the requirements of the 1933 Act and the 1933 Act Rules and Regulations. The Registration Statement and each amendment thereto at the time each became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Rules and Regulations and at the Initial Time of Sale, and any amendments to the Registration Statement when they are filed with the SEC or become effective, complied or will comply, as the case may be, in all material respects, with the requirements of the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither any Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Disclosure Package nor any supplement thereto, at the Initial Time of Sale, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through A.G. Edwards & Sons, Inc. expressly for use in the preparation thereof (as provided in Section 13 hereof). There is no contract, agreement, understanding or arrangement, whether written or oral, or document required to be described in or incorporated by reference into the Registration Statement, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. The documents incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus at the time they became effective or at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1933 Act, the 1934 Act, and the rules and regulations adopted by the SEC thereunder (the “1934 Act Rules and Regulations”), as applicable, no such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in each of the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective, at the Initial Time of Sale and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) The Company is eligible to use Issuer Free Writing Prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 of the 1933 Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations has been, or will be, timely filed with the SEC in material compliance with the requirements of the 1933 Act Rules and Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the 1933 Act Rules and Regulations, including but not limited to legending and recordkeeping requirements. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. Any offer that is a written communication relating to the Shares made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Rules and Regulations) has been filed with the SEC in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section

5(c) of the 1933 Act provided by Rule 163. The Company has satisfied and will satisfy the conditions of Rule 433 of the 1933 Act Rules and Regulations such that any electronic road show need not be filed with the SEC.

(vi) The Company has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (the “Exceptions”).

(vii) The Company has no subsidiaries (as defined in the 1934 Act) other than those listed in Exhibit 21 to the Form 10-K filed with the SEC by the Company for the year ended December 31, 2005, incorporated by reference into the Registration Statement, except to the extent set forth in a Form 8-K filed with the SEC by the Company subsequent to December 31, 2005 (the “Subsidiaries” and each a “Subsidiary”); other than the capital stock of the Subsidiaries and equity securities constituting less than five percent of the equity securities issued and outstanding of any single entity held by the Company solely for investment purposes, the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt (other than investments held in the Company’s or any Subsidiary’s investment portfolio made in the ordinary course of its insurance business) securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the bylaws (or similar corporate documents including, in the case of any limited liability company, its operating agreement) of the Company and the Subsidiaries and all amendments thereto have been delivered to the Representatives, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Date, or, if later, the Option Closing Date. Except as disclosed in each of the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other ownership interests or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.

(viii) The Company and its Subsidiaries have been duly organized and are validly existing as corporations in good standing or its equivalent under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in each of the Disclosure Package and the Prospectus; the Company and its Subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), earnings, property, policy reserves, net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its Subsidiaries, taken as a whole.

(ix) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in each of the Disclosure Package and the Prospectus and, since the respective dates as of which information is given in the Registration Statement, or the Disclosure Package or the Prospectus, there has not been any (A) change in the capital stock or long-term debt of the Company or any of its Subsidiaries, (B) any Material Adverse Effect or (C) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth in each of the Disclosure Package and the Prospectus.

(x) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not constitute a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s or any Subsidiary’s articles of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as may be required (and have been obtained) under the 1933 Act or the 1933 Act Rules and Regulations.

(xi) The Company has duly and validly authorized capital stock as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s articles of incorporation, by-laws or governing documents or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Except as disclosed in each of the Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the Subsidiaries.

(xii) The statements set forth in each of the Disclosure Package and the Prospectus describing the Shares and this Agreement and all of the statements made in the Registration Statement or the Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete. The Common Stock conforms to all statements relating thereto contained in each of the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same and no holder of the Shares will be subject to personal liability by reason of being such a holder.

(xiii) Each of the Company and its Subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, including insurance licenses, certificates, permits, easements, consents, orders and approvals from all state, federal, foreign and other regulatory authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts its business), and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its Subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in each of the Disclosure Package and the Prospectus, and, each of the Company and its Subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its Subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in each of the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any notification from any court or governmental body, insurance regulatory agency, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(xiv) The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its Subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its Subsidiaries have made all necessary payroll tax payments and are current and up-to-date; and the Company and its Subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its Subsidiaries which, individually or in the aggregate, might have a Material Adverse Effect.

(xv) Except as described in each of the Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xvi) The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in each of the Disclosure Package and the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its Subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; such leases conform to the description thereof, if any, set forth in the Registration Statement, the Disclosure Package and the Prospectus; and neither the Company nor any of its Subsidiaries has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company’s or any of its Subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s or any of its Subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in breach of the terms thereof.

(xvii) Except as described in each of the Disclosure Package and the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company or any of its Subsidiaries or any of their material assets for any failure of the Company or any of its Subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health, safety or the environment. Except as described in each of the Disclosure Package and the Prospectus, none of the property owned or leased by the Company or any of its Subsidiaries is, to the best knowledge of the Company, contaminated with any waste or hazardous or toxic substances, and neither the Company nor any of its Subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.

(xviii) No labor disturbance exists with the employees of the Company or any of its Subsidiaries or is threatened or imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is represented by a union and, to the best knowledge of the Company and its Subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its Subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

(xix) The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its Subsidiaries would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the

Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xx) The Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business, including, but not limited to, casualty and liability insurance covering the Company’s and its Subsidiaries’ operations, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxi) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation or by-laws. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

(xxii) Other than as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus; to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(xxiii) The Company is not required and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv) To the knowledge of the Company, Ernst & Young LLP, the accounting firm which has certified the financial statements incorporated by reference in and as a part of the Registration Statement and the Prospectus, is and was during the periods covered by their report incorporated by reference in the Registration Statement and the Prospectus, an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States. Ernst & Young LLP provided the Company with a written certification confirming such independence in connection with the Company’s most recent audit. The Company and each of its Subsidiaries maintains and has maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement, Disclosure Package and Prospectus, are accurate in all material respects and present fairly the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data or market related included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein and are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. All non-GAAP financial information included (or incorporated by reference) in the Registration Statement, Disclosure Package or Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act.

(xxv) Except as disclosed in each of the Disclosure Package and the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

(xxvi) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus identified in Schedule II hereto, the Disclosure Package or the Prospectus.

(xxvii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company’s Common Stock to facilitate the sale or resale of the Shares, and the Company is not aware of any such action taken or to be taken by any of its officers, directors, shareholders or other affiliates of the Company.

(xxviii) The Company and, to the Company’s knowledge, the Company’s directors and officers, in their capacities as such, have complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(xxix) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting in compliance with Rules 13a-15 and 15d-15 under the 1934 Act.

(xxx)Except as (A) discussed with the Company’s auditors and audit committee and (B) as disclosed in each of the Disclosure Package and the Prospectus, (1) there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and (2) there is, and there has been, no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(xxxi)Since the date of the end of the last fiscal year for which audited financial statements are included or incorporated by reference in each of the Disclosure Package and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxii) The Company has received no written comments from the SEC staff regarding its periodic or current reports under the 1934 Act that remain unresolved and have not been disclosed in the Registration Statement, Disclosure Package and Prospectus.

(xxxiii)No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand and any director, officer or shareholder of the Company or any of its Subsidiaries, or any member of his or her immediate family, or any customers or suppliers on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus which is not so described in compliance with such requirement. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. Since December 31, 2004, the Company has not, directly or indirectly, including through any Subsidiary, (A) extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any Subsidiary, or to or for any family member or affiliate of any director or executive officer of the Company or any Subsidiary; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive, officer of the company or any Subsidiary or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2004.

(xxxiv) To the best knowledge of the Company, no change in any laws or regulations is pending which could reasonably be expected to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in each of the Disclosure Package and the Prospectus.

(xxxv) The minute books of each of the Company and its Subsidiaries have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of each such entity in all material respects, and reflect all transactions referred to in such minutes accurately in all material respects.

(xxxvi) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvii) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(xxxviii) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries has been or is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxix) No insurance agent appointed by the Company or any of its Subsidiaries has ceased selling insurance policies on behalf of the Company or its Subsidiaries or has indicated, to the Company’s knowledge, an interest in decreasing or ceasing the amount of insurance it sells on behalf of the Company or its Subsidiaries or otherwise modifying its relationship with the Company or its Subsidiaries, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, individually or in the aggregate, result in a Material Adverse Effect.

(xl) All reinsurance treaties and arrangements (including placement slips) to which the Company or any Subsidiary is a party are in full force and effect and neither the Company nor any Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company nor any Subsidiary has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty or arrangement and, to the best knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except (i) to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in or incorporated by reference in the Registration Statement or the Prospectus or (ii) where such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xli) Except as disclosed in each of the Disclosure Package and the Prospectus, the Company and its Subsidiaries have made no material change in their insurance reserving practices since December 31, 2005.

(xlii) The statutory financial statements of the Company and its Subsidiaries and prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate insurance department of the jurisdiction of domicile of the Company and each of its Subsidiaries, respectively, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Company and its Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Company and its Subsidiaries for the periods covered thereby.

(xliii) The agreements to which the Company or any of its Subsidiaries is a party which are described in the Registration Statement, the Disclosure Package or the Prospectus are valid and enforceable in all material respects by the Company or its Subsidiary in accordance with their terms, subject to the Exceptions, and no party thereto is in breach or default under any of such agreements except where such breach or default would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of the intention of any other party to any contract to which the Company or any such Subsidiary is also a party to terminate such contract, except such contracts termination of which, individually or in the aggregate with other contracts with respect to which such notice shall have been received, would not have a Material Adverse Effect.

(xliv) The Company and each of its Subsidiaries owns or possesses all intangible property rights and know-how necessary for the conduct of its business as currently carried on and as currently proposed to be carried on (collectively, the “Intellectual Property”). Except as described in each of the Disclosure Package and the Prospectus or would not have a Material Adverse Effect, (i) no third parties have received rights to any such Intellectual Property from the Company or any Subsidiary, other than licenses granted in the ordinary course of business; (ii) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company and each Subsidiary is unaware of any facts which would form a basis for any such claim; and (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and each Subsidiary is unaware of any facts which would form a basis for any such claim. To the knowledge of the Company, none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of the rights of any person or third party. Neither the

Company nor any Subsidiary knows of infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary.

(xlv) No transaction has occurred between or among the Company and any of its officers or directors or beneficial owners of 5% or more of the Company’s outstanding Common Stock (“5% Shareholders”) or any affiliate or affiliates of any such officer or director or 5% Shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

(xlvi) To the best knowledge of the Company, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (“NASD”) and any of the Company’s officers, directors or 5% Shareholders, except as set forth in the Prospectus.

(b)         Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

5. Additional Covenants. The Company covenants and agrees with the several Underwriters that:

(a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. The Company will pay all applicable registration fees that have been deferred pursuant to Rule 456 of the 1933 Act Rules and Regulations, if any, to the SEC within the time period and as required by Rule 456 of the 1933 Act Rules and Regulations.

(b) The Company will deliver to each of the Representatives, and to counsel for the Underwriters, without charge, (i) three signed copies of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), of any amendments and supplements to the Registration Statement (including all documents incorporated by reference therein) and (ii) a copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters through the Representatives, without charge, as soon as practicable after the date of this Agreement as many copies of the Disclosure Package and the Prospectus (including all documents incorporated by reference therein) as the Representatives may reasonably request for the purposes contemplated by the 1933 Act; if the Registration Statement is not effective under the 1933 Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective; the Company will promptly advise the Representatives of any request of the SEC for amendment of the Registration Statement or for supplement to the Disclosure Package or the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Company will obtain the Representative’s consent before taking, or failing to take, any action that would cause the Company to make an offer of Shares that would constitute an Issuer Free

Writing Prospectus or to be required to file a Free Writing Prospectus pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, other than the Issuer Free Writing Prospectuses, if any, listed on Schedule II hereto. Notwithstanding the foregoing, if requested by the Representatives, the Company shall prepare a final term sheet, containing a description of the Shares and certain other information in respect of the offering of such Shares, in a form approved by the Representatives and file such pursuant to Rule 433(d) of the 1933 Act Rules and Regulations within the time required by such Rule.

(d) The Company will not take any action that would result in any Underwriter or the Company being required to file with the SEC pursuant to Rule 433(d) of the 1933 Act Rules and Regulations a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in writing in order to make the statements therein, in light of the circumstances, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, file with the SEC and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that statements in the Disclosure Package as so amended or supplemented will not, in light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with law.

(f) The Company will not file any amendment or supplement to the Registration Statement, the Disclosure Package, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the 1934 Act before the termination of the offering of the Shares by the Underwriters if the document would be deemed to be incorporated by reference into the Registration Statement, the Disclosure Package, or the Prospectus, of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to, the Disclosure Package, the Prospectus has been filed.

(g) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(h) If, during the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Representatives shall occur as a result of which, in the opinion of the Company or the Representatives, the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any event shall occur as a result of which any Free Writing Prospectus conflicted or would conflict with the information in the Registration Statement, or (iii) it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Representatives a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(i) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(j) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Shares, as soon as practicable, an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

(k) The Company will, for a period of five years from the Closing Date, furnish or make available to the Underwriters copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act.

(l) Without limiting the covenants and agreements contained in Section 5(q), during the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Shares, as determined by the Underwriters, and (ii) 30 days after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any equity securities of the Company, except for the Shares.

(m) The Company will apply the proceeds from the sale of the Shares as set forth in the description under “Use of Proceeds” in the Prospectus.

(n) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act or relating to any documents incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus.

(o) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(p) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its Subsidiaries, or the offering of the Shares, without your prior written consent.

(q) The Company will use its best efforts to obtain approval for trading of the Shares, and maintain the quotation of the Shares, on The Nasdaq National Market.

(r) The Company will cause its directors and officers and to furnish to you, on or prior to the date of this Agreement, a letter or letters, in the form attached hereto as Exhibit A pursuant to which each such person shall agree not to, and the Company will not, and will not publicly announce any intention to, during the period ending 90 days after the date of this Agreement, without the prior written consent of A.G. Edwards & Sons, Inc., on behalf of the Underwriters, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the sale of the Shares to the Underwriters, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Representatives have been advised in writing; provided that the underlying shares of Common Stock issued to any person who has delivered a lock-up agreement pursuant to this Section 5(q) shall continue to be subject to the restrictions contained in the immediately preceding paragraph or such lock-up agreement, as applicable; (c) the issuance by the Company of shares of Common Stock or options to purchase shares of Common Stock to, or the repurchase by the Company of unvested shares of Common Stock upon termination of service from, an employee, director, consultant other service provider, pursuant to the Company’s stock incentive plans in effect on the date hereof; provided that the shares of Common Stock or options to purchase shares of Common Stock issued to the Company’s directors and executive officers shall be subject to the restrictions contained in the lock-up agreements delivered pursuant to this Section 5(q); (d) the filing by the Company of any registration statement with the SEC on Form S-8 relating to the offering of securities pursuant to the terms of a stock incentive plan of the Company in effect on the date hereof.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(s) The Company and its Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries, (3) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accounts of the assets of the Company and its Subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) During any period in which a prospectus (or in lieu thereof, a notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) is required by law to be delivered by an Underwriter or dealer, the Company will promptly file all documents required to be filed with the SEC pursuant to Sections 13, 14 (if applicable) or 15(d) of the 1934 Act.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof, as of the Closing Date (and, if applicable, the Option Closing Date and as of any other date specified in Section 4 hereof), of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

(a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters. All filings required by Rule 424, Rule 430A, Rule 430B and Rule 433(d) of the 1933 Act Rules and Regulations shall have been made. The Company shall have paid the required SEC filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the 1933 Act Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Rules and Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement, Disclosure Package or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Bradley & Riley PC, counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) (without reference to Rule 424(b)(8)) or otherwise has been made in the manner and within the time period required thereby; any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the knowledge of such counsel, no stop or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act or under the securities laws of any jurisdiction.

(ii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (including any document incorporated by reference into the Prospectus), as of their respective effective or issue date (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430(B)(7)(2) of the 1933 Act Rules and Regulations), comply as to form in all material respects with the requirements of Form S-3 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data). The Company was a “well-known seasoned issuer” (as defined in Rule 405), as of (A) the time of filing the Registration Statement, (B) the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus filed pursuant to Rule 424 of the 1933 Act Rules and Regulations) and (C) the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Rules and Regulations, including not having been at any such time an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and, so long as the Closing Date occurs prior to the close of business on April 9, 2009, was filed not earlier than the date that is three years prior to the Closing Date. The Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. As of the date they were filed with the SEC, the documents incorporated by reference in the Prospectus appear on their face to comply as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data).

(iii) The descriptions in the Registration Statement and Prospectus of contracts and other documents included as exhibits to the Registration Statement, insofar as such statements constitute summaries of such documents, are correct in all material respects and are fair summaries of such documents, and such counsel does not know of any documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required . The Shares conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(iv) This Agreement has been duly authorized, executed and delivered by the Company.

(v) The Company and its Subsidiaries have been duly organized and are validly existing as corporations in good standing, or its equivalent, under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Disclosure Package and the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement. The Company and its Subsidiaries are duly qualified to do business as foreign corporations in good standing, or its equivalent, in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

(vi) The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. Except as set forth in the Disclosure Package and the Prospectus, the Company owns, directly or indirectly through other Subsidiaries, 100 percent of the outstanding shares of capital stock or other securities evidencing equity ownership of such Subsidiaries, and all such securities have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person, and were not issued in violation of any preemptive or similar rights; and, to the knowledge of such counsel, except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, any such shares of capital stock or other ownership interest of any of such Subsidiaries.

(vii) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not constitute a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s or any Subsidiary’s articles of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties.

(viii) No filing with, or consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement, and the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as may be required (and have been obtained) under the 1933 Act or the 1933 Act Rules and Regulations, the state insurance laws (including without limitation, any authorization, approval or consent of the Insurance Division of the Iowa Department of Commerce), or as may be required or under state securities or blue sky laws, or the state insurance laws of states other than Iowa (as to which we express no opinion) in connection with the purchase and distribution of the Shares by the Underwriters.

(ix) To the knowledge of such counsel, and other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole; and, to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

(x) The capital stock of the Company conforms in all material respects to the description thereof set forth under the caption “Capitalization” in each of the Disclosure Package and the Prospectus.

(xi) The Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares has been duly and validly taken. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq

National Market. The issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the articles of incorporation, bylaws or governing documents of the Company or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound; and, to such counsel’s knowledge, except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company.

(xii) The statements made in the Disclosure Package and the Prospectus under the captions “Risk Factors,” “Price Range of Common Stock and Dividend History,” “Business,” “Description of Our Capital Stock” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Item 15 of Part II of the Registration Statement, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” Item 11, “Executive Compensation” and Item 13, “Certain Relationships and Related Transactions,” to the extent that they constitute summaries of documents included as exhibits to the Registration Statement or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries and fairly present the information disclosed therein.

(xiii) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation or by-laws. To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, and neither the Company nor any of its Subsidiaries has failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which default, violation or failure, individually or in the aggregate, would have a Material Adverse Effect.

(xiv) To the knowledge of such counsel, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or of which the business or properties of the Company or any of its Subsidiaries is the subject which are not disclosed in the Registration Statement, Disclosure Package and Prospectus; (B) there are no contracts or documents of a character required to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes, ordinances, laws, rules or regulations required to be described in the Registration Statement, Disclosure Package or Prospectus which are not described as required.

(xv) The Company is not required and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom, will not be required to register as an “investment company,” as such term is defined in the 1940 Act.

(xvi) All the shares of capital stock of the Company issued subsequent to January 1, 2003 were issued and sold in compliance with all applicable federal and state securities laws.

(xvii) To the knowledge of such counsel and except as disclosed in the Disclosure Package and the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Disclosure Package and the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

Such counsel shall confirm that during the preparation of the Registration Statement, Disclosure Package and Prospectus, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, nothing came to their attention that would lead them to believe that (i) the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein) or any post-effective amendment thereto, as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Rules and Regulations) and at the Initial Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion), (ii) the Disclosure Package (including any document filed under the 1934 Act and deemed incorporated by reference therein) at the Initial Time of Sale contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion) or (iii) the Prospectus or any amendment or supplement thereto (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data, as to which such counsel need express no opinion).

In rendering the foregoing opinion, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than Iowa or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to them, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and independent registered public accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

In rendering the foregoing opinion, such counsel may state that whenever in such counsel’s opinion, counsel states that the existence or absence of facts is, to the knowledge of such counsel, that the opinion is based solely on the actual conscious knowledge of the attorneys in the firm of such counsel who have been involved in representing the Company. Counsel may render the foregoing opinion subject to assumptions, exceptions and qualifications that are customary in transactions of this type.

(d) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Sidley Austin LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require (in rendering such opinion, Sidley Austin LLP may rely as to matters involving the application of the laws of the State of Iowa upon the opinion of Bradley & Riley PC); and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6(d) and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(e) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from Ernst & Young LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent registered public accountants with respect to the Company within the meaning of the 1933 Act and the published Rules and Regulations and the rules and regulations of the PCAOB, and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) Except as contemplated in each of the Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its Subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company or its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in each of the Disclosure Package and the Prospectus.

(g) As of the date hereof, the Company and each of its Subsidiaries writing property and casualty insurance has received a group financial strength rating of “A” (Excellent) from A.M. Best Company, and the Company’s life insurance Subsidiary has received an “A-” (Excellent) financial strength rating from A.M. Best Company. As of the date hereof, the Company and each of its Subsidiaries writing property and casualty insurance has received a group financial strength rating of “A” from Standard & Poor’s. On or after the date hereof (i) no downgrading or other negative development shall have occurred in the rating accorded the Company’s or any of its Subsidiaries financial strength by A.M. Best Company, Standard & Poor’s or any other “nationally recognized statistical rating organization,” as that term is defined by the SEC for purposes of Rule 436(g)(2) under the 1933 Act (whether or not such negative development has been publicly announced by A.M. Best Company or Standard & Poor’s), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any Subsidiary’s financial strength.

(h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq National Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, including without limitation as a result of terrorist activities after the date hereof, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in each of the Disclosure Package and the Prospectus.

(i) You shall have received certificates, dated the Closing Date (and, if applicable, each Option Closing Date) and signed by the President and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been fully satisfied;

(ii) they have carefully examined the Registration Statement, the Disclosure Package and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that any of the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) since the Registration Statement or the most recent post-effective amendment thereto, became effective, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth; there has been no Issuer Free Writing Prospectus required to be filed under Rule 433(d) of the 1933 Act Rules and Regulations that has not been so filed and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Disclosure Package or the Prospectus that has not been so filed;

(iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

(v) neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in each of the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(vi) except as disclosed in each of the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its Subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock; and

(vii) covering such other matters as you may reasonably request.

(j) The Company shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by the Company at or prior to such Closing Date.

(k) The Company shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(l) The Shares shall have been approved for trading upon official notice of issuance on The Nasdaq National Market.

(m) You shall have received all of the duly and validly executed letter agreements referred to in Section 5(q) hereof.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Sidley Austin LLP, counsel for the several Underwriters. The Company will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, each Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) for and against any losses, damages, expenses, claims or liabilities, joint or several, to which such Underwriter or its Affiliates may become subject, under the 1933 Act or otherwise, insofar as such losses, damages, expenses, claims or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, (B) in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the

Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter or its Affiliate in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, damage or liabilities (or actions or claims in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, damage or liabilities (or actions or claims in respect thereof) resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter or its Affiliate through its gross negligence or willful misconduct), and will reimburse each Underwriter or its Affiliate promptly upon demand for any legal or other expenses incurred by such Underwriter or its Affiliate in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof).

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Company for any legal or other expenses incurred by the Company, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall (i) without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action, claim or proceeding) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action, claim or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party or (ii) be liable for any settlement or any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of total discounts and commissions received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

For purposes of this Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

9. Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representatives shall have the right to arrange for one or more of the non-defaulting Underwriters, or other underwriters to purchase such Shares on the terms contained herein. In the event that, within the prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Shares, the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which, in the opinion of the Company and its counsel, may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed ten percent of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the number of Shares that remains unpurchased exceeds ten percent of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Effectiveness and Termination. (a) This Agreement shall become effective at 1:00 p.m., New York time, on the first business day following the date hereof, or at such earlier time after the date hereof as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

(b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company; provided, however, that the provisions of this Section 10 and of Section 7 and Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this Section 10(b) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

(c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

(d) This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company by telephone or electronic mail, confirmed by letter.

11. Costs and Expenses. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, the filing fees of the SEC and the fees and expenses of the Company’s counsel, accountants and other advisors, (b)  the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Disclosure Package, any Free Writing Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(g) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters’ Questionnaires and Powers of Attorney and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(g) hereof) to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Shares for trading on The

Nasdaq National Market, (h) the costs and expenses of the Company relating to any investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered upon the request of the Company in connection with the road show and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided further, that the Underwriters will bear and pay the fees and expenses of the Underwriters’ counsel (except as provided in this Section 11), the Underwriters’ out-of-pocket expenses, the travel and lodging expenses of the Underwriters, and any ground transportation used by representatives of the Underwriters in connection with the road show and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance, facsimile number (314) 955-4775, with a copy to A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: General Counsel, facsimile number (314) 955-6999, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 118 Second Avenue, SE, Cedar Rapids, Iowa  52407-3909, Attention: Dianne M. Lyons, facsimile number (319) 286-2520; with a copy to Michael K. Denney, Esq., Bradley & Riley PC, 2007 First Avenue SE, Cedar Rapids, Iowa 52402, facsimile number (319) 363-9824. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission or electronic mail and confirmed to such Underwriter’s address as it appears in the Underwriters’ Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company.

13. Information Furnished by Underwriters. The Company hereby acknowledges that (i) the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and (ii) the statements in the tenth paragraph under the caption “Underwriting” in the Prospectus and the Disclosure Package constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)(i) and Section 7 hereof.

14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and, to the extent provided in Sections 7 and 8, the officers and directors of the Company and each person who controls the Company, or any Underwriter and their respective heirs, executors, administrators and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and, with respect to said Sections 7 and 8, said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. on behalf of you as the Representatives, as if the same shall have been made or given in writing by the Underwriters.

15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

17. Time of Essence. Time shall be of the essence of this Agreement.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

                If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

UNITED FIRE & CASUALTY COMPANY

By: __________________________
Title: ________________________

Accepted in St. Louis,

Missouri as of the date

first above written, on

behalf of ourselves and each

of the several Underwriters

named in Schedule I hereto.

A.G. EDWARDS & SONS, INC.

KEYBANC CAPITAL MARKETS,

a division of McDonald Investments, Inc.

As Representatives of the Several

Underwriters named on Schedule I hereto

By: A.G. EDWARDS & SONS, INC.

By: _______________________

Title: ______________________

EXHIBIT A

Form of Lock-up Agreement

SCHEDULE I

Name	Number of Shares

A.G. Edwards & Sons, Inc.

KeyBanc Capital Markets

Total

SCHEDULE II

Free Writing Prospectus